                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )
                            ------------------------

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ------------------------

                                         BIG FLOWER HOLDINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
--------------------------------------------------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

                            ------------------------

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           BIG FLOWER HOLDINGS, INC.

                                NOTICE OF ANNUAL
                                   MEETING OF
                                STOCKHOLDERS AND
                                PROXY STATEMENT

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                            WITH YOUR PROXY PROMPTLY

                                     [LOGO]

                             TUESDAY, JUNE 23, 1998
                                  AT 9:00 A.M.
                              GOLDMAN, SACHS & CO.
                                85 BROAD STREET
                               NEW YORK, NEW YORK

   [LOGO]

                           BIG FLOWER HOLDINGS, INC.
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 521-1600

                                                                    May 15, 1998

Dear Stockholder:

    It is our pleasure to invite you to join us at the 1998 Annual Meeting of Stockholders of Big Flower Holdings, Inc. which will be held at 9:00 a.m., on Tuesday, June 23, 1998, in the thirtieth floor auditorium of Goldman, Sachs & Co., 85 Broad Street, New York, New York.

    We will report to you at the meeting on the Company's current operations and outlook. The meeting will also include a question and discussion period. The Board of Directors and management hope that you will be able to attend in person.

    At the meeting, you will be asked to consider and vote on the election of two (2) directors and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of them. Please give this proxy material your careful attention, as the discussion is important to your decisions on the matters being presented.

    The formal Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please mark, sign, date and return the enclosed proxy. Our Annual Report (including our Annual Report on Form 10-K for the fiscal year ended December 31, 1997) also accompanies these proxy materials.

                              Sincerely,

           [LOGO]                   [LOGO]
R. Theodore Ammon                   Edward T. Reilly
  Chairman of the Board             President and
                                    Chief Executive Officer

   [LOGO]

                           BIG FLOWER HOLDINGS, INC.
                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 23, 1998

                            ------------------------

    The 1998 Annual Meeting of Stockholders of Big Flower Holdings, Inc. (the "Company") will be held on Tuesday, June 23, 1998, at 9:00 a.m., local time, in the thirtieth floor auditorium of Goldman, Sachs & Co., 85 Broad Street, New York, New York, for the following purposes:

        (1) To elect two (2) directors to hold office as specified in the accompanying Proxy Statement;

        (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified accountants; and

        (3) To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

    Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Common Stock at the close of business on May 8, 1998.

                                          By order of the Board of Directors

                                          Mark A. Angelson

                                          EXECUTIVE VICE PRESIDENT AND
                                          GENERAL COUNSEL AND
                                          SECRETARY OF THE BOARD OF DIRECTORS

May 15, 1998

        YOUR VOTE IS IMPORTANT! STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           BIG FLOWER HOLDINGS, INC.
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

GENERAL

    The accompanying proxy is solicited by the Board of Directors (the "Board of Directors" or the "Board") of Big Flower Holdings, Inc. (the "Company" or "Big Flower") in connection with the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Tuesday, June 23, 1998, at 9:00 a.m., local time, in the thirtieth floor auditorium of Goldman, Sachs & Co., 85 Broad Street, New York, New York, and at any adjournment(s) or postponement(s) of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on or about May 15, 1998. The mailing address of the Company's principal executive office is 3 East 54th Street, New York, New York 10022.

    When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named therein as proxies in accordance with directions specified on the proxy. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the two nominees for directors named below, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent certified accountants for the year ended December 31, 1998 ("Proposal (2)"). The Company does not have cumulative voting in the election of directors. Under the Company's Amended and Restated By-Laws (the "By-Laws"), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey authority to the persons named therein as proxies to vote in their discretion on other business which may properly be brought before the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company.

VOTING SECURITIES

    All holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on May 8, 1998 are entitled to vote on all business to be conducted at the Meeting. At the close of business on such day, the Company had 19,693,207 shares of Common Stock outstanding and entitled to vote at the Meeting. Each share of Common Stock entitles the holder to one vote per share. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum.

    Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, and the Company's By-Laws, if a quorum is present at the Meeting, the affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approval of Proposal (2). In accordance with Delaware law, abstentions and broker "non-votes" will not be counted as being present at the Meeting for this purpose. Broker "non-votes" and the shares as to which a stockholder abstains will be included for purposes of determining whether a quorum of shares is present at the Meeting.

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    The directors of the Company are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Currently, the Class I directors are Messrs. Kimmitt and Minow; the Class II directors are Ms. Manley and Mr. Diamandis; and the Class III directors are Messrs. Ammon and Reilly. For certain information regarding the Class I and Class II directors of the Company, see "Directors and Executive Officers" below. The Class I directors were reelected at the 1996 Annual Meeting of Stockholders to hold office until the date of the 1999 Annual Meeting of Stockholders; the Class II directors were reelected at the 1997 Annual Meeting of Stockholders to hold office until the date of the 2000 Annual Meeting of Stockholders; and the initial Class III directors were elected to hold office until the date of the Meeting and, in each case, until a successor is elected and qualified and subject to a director's prior death, resignation, retirement, disqualification or removal.

    It is recommended that the two (2) nominees herein named be elected as directors of the Company, with each director to hold office until the Annual Meeting of Stockholders for the year in which such director's three year term expires, and until a successor is elected and qualified or until such director's prior death, resignation, retirement, disqualification or removal. Both nominees are presently serving as directors of the Company. Class III directors were classified as such at a meeting of the Board of Directors held on November 10, 1995. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve as such at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend.

    Certain information regarding each person nominated by the Board of Directors, including such nominee's principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

NAME OF DIRECTOR                AGE              BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER INFORMATION
--------------------------      ---      --------------------------------------------------------------------------------

R. Theodore Ammon                   48   R. Theodore Ammon has been the Chairman of the Board of the Company since its inception. Mr. Ammon is also the Chairman of the Board of Big Flower Press
                                         Holdings, Inc., a wholly-owned subsidiary of the Company ("Big Flower Press"), and a director of Big Flower Digital Services, Inc., a wholly-owned subsidiary of the Company ("Digital Services"). Mr. Ammon was a General Partner of Kohlberg
                                         Kravis Roberts & Co. (a New York and San Francisco-based investment firm) from
                                         1990 to 1992, and an executive of such firm prior to 1990. Mr. Ammon is also a member of the Board of Directors of Host Marriot Corporation, Culligan Water
                                         Technologies, Inc. and Samsonite Corporation. In addition, Mr. Ammon serves on the Board of Directors of the New York YMCA, Jazz @ Lincoln Center and the
                                         Institute of International Education, and on the Board of Trustees of Bucknell
                                         University.

NAME OF DIRECTOR                AGE              BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER INFORMATION
--------------------------      ---      --------------------------------------------------------------------------------
Edward T. Reilly                    51   Edward T. Reilly has been the President and the Chief Executive Officer and a director of the Company since its inception. He has also been a director of Big
                                         Flower Press since June 1996, and its Chief Executive Officer since April 1997, having also served as its Chief Operating Officer from March 1996 until April
                                         1997. Additionally, he is a director of Treasure Chest Advertising Company, Inc.
                                         ("TC Advertising"), Digital Services and Webcraft, Inc. ("Webcraft"). Prior to
                                         joining the Company, Mr. Reilly held a variety of executive positions with
                                         McGraw-Hill, Inc., a publishing and communications company, in their Broadcast and Publication groups from 1968 to 1996, and served as President of McGraw-Hill
                                         Broadcasting from 1987 to 1996. Mr. Reilly has been active in television industry affairs, having served as the Chairman of the Television Bureau of
                                         Advertising, a member of the Board of Directors of the Ad Council and a member of the Board of Directors of the National Association of Broadcasters. Mr.
                                         Reilly is also a Trustee of Lynchburg College.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the Class I and Class II directors of the Company and the executive officers of the Company, all of whom are U.S. citizens.

NAME                                                       AGE                            POSITIONS
-----------------------------------------------------      ---      -----------------------------------------------------

Peter G. Diamandis...................................          66   Class II Director

Robert M. Kimmitt....................................          50   Class I Director

Joan D. Manley.......................................          65   Class II Director

Newton N. Minow......................................          72   Class I Director

Mark A. Angelson.....................................          47   Executive Vice President and General Counsel and
                                                                    Secretary of the Board of Directors

Richard L. Ritchie...................................          51   Executive Vice President and Chief Financial Officer

    Set forth below is certain additional information concerning the persons listed above.

    PETER G. DIAMANDIS has been a Director of the Company since its inception. He was also a director of Big Flower Press from September 1994 until December 1997. Mr. Diamandis was Vice Chairman of Donnelley Marketing, Inc., a marketing company, from 1991 through 1996. He has also been the Chairman of TVSM, Inc., a magazine publishing company, since 1991. From 1988 to 1991, Mr. Diamandis served as President and Chief Executive Officer of Hachette Publications, which purchased Diamandis Communications Inc. in 1988. From 1987 to 1988, Mr. Diamandis served as Chairman, President and Chief Executive Officer of Diamandis Communications Inc., a publisher of special interest magazines. In 1982, Mr. Diamandis joined CBS Magazines ("CBS") as Vice President, Group Publisher, Women's Day, and served as President of CBS from September 1983 to 1987. Mr. Diamandis is a former Chairman of Magazine Publishers of America. Mr. Diamandis serves on the Board of Trustees of Bucknell University.

    ROBERT M. KIMMITT has been a Director of the Company since its inception. He was also a director of Big Flower Press from November 1996 until December 1997. Since May, 1997, he has been a partner in the law firm of Wilmer, Cutler & Pickering. From 1993 to May, 1997, Mr. Kimmitt was a managing director of Lehman Brothers and head of its Washington office. Prior to joining Lehman Brothers, Mr. Kimmitt served from 1991 to 1993 as American Ambassador to Germany, and from 1989 to 1991 as Under Secretary of State for Political Affairs. He was a partner in the Washington office of Sidley & Austin from 1987 to 1989. Mr. Kimmitt served as a member of the National Security Council staff at the White House from 1978 to 1985 and General Counsel of the Department of the Treasury from 1985 to 1987. Mr. Kimmitt serves on the boards of Allianz Life Insurance Co. of North America; Mannesmann AG of Duesseldorf, Germany, a global industrial, automotive, and telecommunications company; Siemens AG of Munich, Germany, a global electronics, power generation and engineering company, and United Defense Industries, Inc. He is also on the U.S. Group Council of BMW AG, on the Board of the German Marshall Fund and several other non-profit organizations.

    JOAN D. MANLEY has been a Director of the Company since its inception. She was also a director of Big Flower Press from September 1994 until December 1997. Ms. Manley retired from Time Incorporated in 1984, where she had held numerous positions since 1960. At the time of her retirement, Ms. Manley was Group Vice President and a director of Time Incorporated. Ms. Manley serves on the Board of Directors of Sara Lee Corporation and Viking Office Products, Inc. and is a Trustee of the Keystone Center.

    NEWTON N. MINOW has been a Director of the Company since its inception. He was also a director of Big Flower Press from September 1996 until December 1997. Since 1991, Mr. Minow has been counsel to the law firm of Sidley & Austin, where he served as Partner from 1965 to 1991. He also served as Chairman of the Federal Communications Commission from 1961 to 1963. He is a director of Sara Lee Corporation,

Aon Corporation and Manpower, Inc. Mr. Minow is former Chairman of the Carnegie Corporation of New York, an Advisory Trustee and former Chairman of the Board of Trustees of The RAND Corporation and former Chairman of the Board of Governors of the Public Broadcasting Service. Mr. Minow is also a Life Trustee of the University of Notre Dame and a Life Trustee of Northwestern University.

    MARK A. ANGELSON has been Executive Vice President and General Counsel and Secretary of the Board of Directors of the Company since its inception. He has also been Executive Vice President and General Counsel and Secretary of the Board of Directors of Big Flower Press since March 1996. He is also a director of Big Flower Press, TC Advertising, Digital Services and Webcraft. Prior to joining Big Flower, Mr. Angelson practiced law with Sidley & Austin from 1982 to 1996. Mr. Angelson was Co-Chair of Sidley's international operations, founder of the firm's English law practice and manager of the firm's offices in Singapore, New York and London. Mr. Angelson is admitted to practice law in the State of New York, and as a solicitor in England and Wales. He is also a Trustee of American School in London Foundation, Inc., a Fellow of Royal Society of Arts, a member of the Advisory Board of Jobs for the Future, Inc and a member of the Pilgrims of Great Britain.

    RICHARD L. RITCHIE has been Executive Vice President and Chief Financial Officer of the Company since its inception. He has also been Executive Vice President and Chief Financial Officer of Big Flower Press since January 1997. Prior to joining Big Flower, Mr. Ritchie served as Senior Vice President and Chief Financial Officer of Harte-Hanks Communications, Inc. from 1986 to 1996.

    The term of office of each executive officer is until the organizational meeting of the Company's Board of Directors following the next annual meeting of Big Flower stockholders and until a successor is elected and qualified or until such officer's prior death, resignation, retirement, disqualification or removal.

BOARD MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

    Five meetings of the full Board of Directors were held during the fiscal year ended December 31, 1997 ("Fiscal 1997"). Each incumbent director attended more than 75% of the aggregate of all meetings of the Board of Directors that were held after such director's election to the Board and of all committees of the Board of Directors that such director was eligible to attend in Fiscal 1997.

    The Company has standing audit, compensation and nominating committees (each, a "Standing Committee") whose current functions and members are described below. It is anticipated that at its first meeting following the Meeting, the Board will designate directors to serve on each of these Standing Committees until the next annual meeting of stockholders.

    AUDIT COMMITTEE. The Audit Committee is composed of Joan D. Manley (Chairman), Robert M. Kimmitt and Newton N. Minow. This Committee meets periodically with the Company's management, internal accounting staff, and representatives of the Company's independent certified public accountants to assure that appropriate audits of the Company's affairs are being conducted. Additionally, this committee reviews corporate compliance policies and activities, the scope of internal and external audit activities, and the results of the annual audit. Both the independent certified public accountants and the internal accounting staff communicate directly with the committee regarding the results of their examinations, the adequacy of internal accounting controls, and the integrity of financial reporting. In the course of performing its functions, the Audit Committee also (i) reviews with the Company's independent certified public accountants the scope of their audit, their report and their recommendations, (ii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them, and (iii) recommends the action to be taken with respect to the appointment of the Company's independent certified public accountants. The Audit Committee met three times during Fiscal 1997.

    COMPENSATION COMMITTEE. The Compensation Committee is composed of Peter G. Diamandis (Chairman), Robert M. Kimmitt and Newton N. Minow. This Committee is charged with the responsibility of (i) reviewing, advising and making recommendations with respect to employee salary and compensation plans, benefits and standards applicable to the executive officers of the Company, (ii) taking such actions with respect thereto that are not specifically reserved to the Board of Directors, and (iii) administering the Big

Flower Holdings, Inc. Restated 1993 Stock Award and Incentive Plan (the "Plan"), the Company's Executive Incentive Plan ("EIP"), and such other salary or compensation plans as this Committee is designated to administer. The Compensation Committee met four times during Fiscal 1997.

    NOMINATING COMMITTEE. The Nominating Committee is composed of R. Theodore Ammon (Chairman), Peter G. Diamandis and Joan D. Manley. This Committee is charged with the responsibility of considering and recommending individuals to be considered by the Board of Directors for membership on the Board of Directors. The Nominating Committee was established in March 1997 and met once in Fiscal 1997.

    The Nominating Committee will also consider nominations for Board membership by stockholders. The Nominating Committee has adopted the following rules with respect to considering such nominations: (i) the nominating stockholder must have owned shares of common stock of the Company for at least six months prior to the date the nomination is submitted; (ii) the nomination must be received by the Nominating Committee 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted.

COMPENSATION OF DIRECTORS

    Directors of the Company who are also employees of the Company or its subsidiaries do not receive any additional compensation for service as a member of the Board of Directors of the Company or any of its committees. For information relating to compensation of the Company's management directors, see "Employment Arrangements with Executive Officers" below.

    All other directors of the Company (each, a "non-employee director") are paid an annual fee of $25,000 for serving on the Board. In addition, (a) the Chairman of each of the Standing Committees who is a non-employee director is paid an annual retainer of $2,500 and (b) each member of such Standing Committees (including any Chairman who is a non-employee director) is paid a fee of $1,000 for each Standing Committee meeting attended by such member. In addition, each non-employee director is given the option of electing to receive all or any portion of their annual retainer and meeting fees in the form of (a) shares of Common Stock, (b) options to purchase shares of Common Stock, or (c) cash. Furthermore, each member of the Board of Directors of Big Flower who is not an employee of Big Flower, any of its subsidiaries or any of its affiliates (a "non-management director") receives (i) an option to purchase 13,400 shares of Common Stock (the "Initial Election Option") on the date that such director is first elected to the Board of Directors and (ii) an option to purchase 1,000 shares of Common Stock (the "Reelection Option") on the date that such director is reelected to the Board of Directors. Each Initial Election Option has a term of ten years, and each Reelection Option has a term of five years. Each such option vests immediately upon the date of grant. Each such option has an exercise price equal to the closing price (the "Closing Price") of a share of Common Stock on the New York Stock Exchange on the date of grant, which exercise price may be paid in cash, by check or in previously-acquired unrestricted shares of Common Stock, valued at the Closing Price on the date of such exercise.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Big Flower's directors, executive officers, and persons who own more than ten percent of Big Flower's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Directors, executive officers and greater than ten percent stockholders are required by the SEC regulations to furnish Big Flower with copies of all Forms 3, 4 and 5 they file.

    Based solely on Big Flower's review of the copies of such forms it has received, or written representations from certain reporting persons that no Forms 5 were required for these persons, Big Flower believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to Fiscal 1997.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth the beneficial ownership as of May 8, 1998 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (constituting the only class of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each executive officer whose name appears in the Summary Compensation Table below who was an executive officer of the Company as of May 8, 1998 and all directors and executive officers as a group.

                                                                                    SHARES BENEFICIALLY OWNED
                                                                            -----------------------------------------
NAME AND ADDRESS OF                                                         AMOUNT AND NATURE
BENEFICIAL OWNER                                                             OF OWNERSHIP (A)    PERCENTAGE OF CLASS
--------------------------------------------------------------------------  ------------------  ---------------------
R. Theodore Ammon (b).....................................................        2,417,144                12.2%
  c/o Big Flower Holdings, Inc.
  3 East 54th Street
  New York, New York 10022
EnTrust Capital Inc.......................................................        4,100,341                20.8%
  650 Madison Avenue
  New York, New York 10022
FMR Corp..................................................................        2,218,231                11.3%
  82 Devonshire Street
  Boston, Massachusetts 02109
The Prudential Insurance Company of America...............................        1,210,500                 6.2%
  751 Broad Street
  Newark, New Jersey 07102-3777
Peter G. Diamandis (c)....................................................           20,660               *
  700 Canal Street
  Stamford, Connecticut 06902
Robert M. Kimmitt (d).....................................................           19,561               *
  Wilmer, Cutler & Pickering
  2445 M Street, N.W.
  Washington, D.C. 20037-1420
Joan D. Manley (e)........................................................           15,965               *
  0031 Wild Irishman Lane
  Keystone, Colorado 80435
Newton N. Minow (f).......................................................           29,561               *
  c/o Sidley & Austin
  One First National Plaza
  Chicago, Illinois 60603
Edward T. Reilly (g)......................................................          221,133                 1.1%
  c/o Big Flower Holdings, Inc.
  3 East 54th Street
  New York, New York 10022
Mark A. Angelson (h)......................................................          138,500               *
  c/o Big Flower Holdings, Inc.
  3 East 54th Street
  New York, New York 10022
Richard L. Ritchie (i)....................................................           25,000               *
  c/o Big Flower Holdings, Inc.
  3 East 54th Street
  New York, New York 10022
All directors and current executive officers as
  a group (7 persons) (j).................................................        2,857,963                14.1%

------------------------

*   Less than one percent

                                                  (NOTES CONTINUED ON NEXT PAGE)

(a) This column includes shares that directors and executive officers have the right to acquire within 60 days. Except as otherwise indicated, each person and entity has sole voting and dispositive power with respect to the shares set forth in the table.

(b) Includes (x) 6,000 shares held by Mr. Ammon as general partner of a partnership in which certain family members are the limited partners and have 99% of the economic interests, (y) options to purchase 200,000 shares of Common Stock which are presently exercisable and (z) 200 shares owned by Mr. Ammon's minor children, as to which Mr. Ammon disclaims beneficial ownership. Additionally, Mr. Ammon holds unvested options to purchase 100,000 shares of Common Stock, which would vest in November 1998.

(c) Represents options to purchase 20,660 shares of Common Stock that are presently exercisable.

(d) Represents options to purchase 19,561 shares of Common Stock that are presently exercisable.

(e) Includes option to purchase 14,400 shares of Common Stock that are presently exercisable.

(f) Includes options to purchase 19,561 shares of Common Stock that are presently exercisable.

(g) Includes options to purchase 213,333 shares of Common Stock that are presently exercisable.

(h) Includes options to purchase 133,300 shares of Common Stock that are presently exercisable.

(i) Includes options to purchase 25,000 shares of Common Stock that are presently exercisable.

(j) Includes options to purchase 645,815 shares of Common Stock that are presently exercisable.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

    INTRODUCTION. This report to stockholders presents an overview of both the charter of the Compensation Committee of the Board of Directors (the "Compensation Committee") and of the Company's compensation philosophy. The Compensation Committee is composed entirely of non-employee directors.

    THE COMPENSATION COMMITTEE'S ROLE. The Compensation Committee's principal function is to review and approve the compensation program for the executive officers and other senior executives of the Company (the "Executive Compensation Program") and to administer grants under the Plan.

    The Company's Executive Compensation Program is designed to motivate the executives to achieve the Company's business objectives, with a special emphasis on increasing stockholder value, earnings per share ("EPS"), operating income plus depreciation, amortization and merger costs ("EBITDA") and after tax return on invested capital. Certain of the Company's executive officers are currently employed pursuant to multi-year employment agreements, the purpose of which is to retain the services of such officers for extended periods. The minimum salary to which each such executive officer is entitled is specified in the employment agreement, but the annual bonus for such executive officers, which is a major part of an executive officer's cash compensation, and awards of stock options for executive officers, are subject to approval by the Compensation Committee from time to time. The principal terms of the employment agreements of executive officers of the Company are described under "Employment Arrangements with Executive Officers" below.

    OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM. The Executive Compensation Program is designed to help the Company retain, motivate and recruit the executives needed to maximize the Company's return to stockholders. The Company's explicit objective is to pay at levels required to secure the services of exceptionally talented executive officers, in particular, and employees, in general, necessary to achieve its long-term financial, strategic and stock price growth goals. Since one of the Company's objectives is rapid revenue growth, by internal expansion and through acquisitions, the Company has recruited the executive talent required to run a company that is larger than the Company in its present form. Toward that end, the Executive Compensation Program is designed to provide:

    - Levels of compensation that are highly competitive with those provided in the various markets in which the Company competes for its executive resources.

    - Incentive compensation that:

        - varies with the financial performance of the Company and/or its various business units;

        - varies with the performance of the Company's stock price; and

        - effectively rewards individual performance.

    - Equity-based compensation that ties executives' long-term financial interests to growth in the Company's market value per share.

    PROVIDING HIGHLY COMPETITIVE LEVELS OF COMPENSATION. The Company provides its executive officers with a total compensation package that--at expected levels of performance--is generally intended to compare favorably with compensation packages provided to executives in the advertising, marketing and information services industries (as adjusted to reflect the Company's current size and intended growth) who hold comparable positions or have similar qualifications. In addition, such compensation takes into account the highly demanding roles and combinations of responsibilities undertaken by Big Flower's executive officers.

    Given the Company's aggressive stockholder return objectives, the Company has designed salary and incentive programs intended to attract exceptionally high-caliber executives and is committed to paying these executives a substantial portion of their compensation based directly on the performance of the Company and, in appropriate cases, on the performance of a particular business unit.

    To establish appropriate competitive frames of reference, the Company looks toward pay levels offered by leading-performance companies in the relevant markets for executive talent. The Company periodically assesses an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. The Company's review of competitive compensation levels incorporates a case-by-case approach that considers each position's relative content, accountabilities and scope of responsibility. The Company also takes into account its businesses, current size and expected growth, expected contributions from specific executives and other similar factors. For senior executives, this review includes an examination of pay data for comparable positions within the advertising and marketing services industries, as well as data for other diversified holding companies and pay data for individuals with backgrounds comparable to those of such officers.

    While the expected value of an executive's compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of pay at risk, and the actual value of the package will exceed or fall below this level depending on actual Company results. The Company is committed to the pay-for-performance philosophy and believes that the Executive Compensation Program should provide stockholders with performance-for-pay.

    ENSURING THAT INCENTIVE COMPENSATION VARIES WITH PERFORMANCE. The Executive Compensation Program is designed to ensure that incentive compensation varies with the performance of the Company and its business units. Awards paid under the EIP and the grants under the Plan will be directly tied to the short- and long-term financial performance (especially EPS, EBITDA and after tax return on invested capital) of the Company and its business units, as well as the performance of the Company's stock price.

    The Company's various incentive plans each serve different purposes and, as such, employ different measures of performance and cover different periods of time. Accordingly, an executive officer's total compensation will not typically vary based on any single measure of Company or business unit performance. However, in combination, these plans provide a powerful incentive--focusing management attention on those measures important to stockholders (such as growth, EPS, EBITDA and after tax return on invested capital), holding executives accountable for poor results and rewarding them for superior accomplishments.

    The Company also believes that effectively rewarding performance helps motivate executives to contribute in ways that enhance the financial and stock performance of the Company and its various business units. Although the Executive Compensation Program provides compensation that varies with financial and stock price performance, an executive's incentive awards may also be influenced by qualitative assessment of Company, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by the Compensation Committee.

    OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM. The Executive Compensation Program is comprised of three principal elements: the base salary program, annual incentives under the EIP and grants of stock and option awards under the Plan. Each of these is designed and administered with the explicit purpose of furthering the stockholders' interests by facilitating the employment of highly-talented executives and motivating them to achieve exceptional levels of performance and growth. An overview of each of these elements and of how each is intended to support stockholder interests is provided below.

       BASE SALARY COMPENSATION. The Company's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent, reflect an individual's on-going performance, and are periodically adjusted based on the executive's performance, the Company's overall financial performance and growth and expected salary increases in the market for executive talent, taking into account the growth which the Company hopes to achieve.

       ANNUAL INCENTIVE COMPENSATION. The EIP provides competitive annual pay opportunities linked to the Company's annual financial performance. The EIP sets annual incentive target awards at levels that are competitive in the context of the Company's total
       Executive Compensation Program, and the appropriate mix of variable and fixed compensation. Financial performance is assessed annually against pre-set financial and strategic objectives.

       LONG-TERM INCENTIVE COMPENSATION. The Company provides the executives of the Company with stock-based incentives intended to provide competitive long-term incentive opportunities, enable participants to build significant wealth when meaningful stockholder wealth has been created, and directly link a significant portion of total pay to the Company's long-term stock performance. Although the Plan is generally designed to provide periodic grants of options to purchase Common Stock, it also provides for the use of restricted stock awards.

    OTHER EXECUTIVE COMPENSATION. In addition, the Company provides executives with benefits and perquisites such as a 401(k) plan and health and life insurance benefits. Overall, the Compensation Committee believes the provided levels of benefits and perquisites are necessary and, in combination with the previously mentioned compensation elements, facilitate the Company's ability to secure the most appropriate executive talents.

    CEO COMPENSATION. Mr. Reilly has been the Company's Chief Executive Officer from its inception. In determining Mr. Reilly's compensation, the Committee took a number of factors into account, including considering to what extent Mr. Reilly met his personal goals established at the beginning of the fiscal year, rewarding Mr. Reilly for the Company's financial performance during Fiscal 1997 and for increasing long-term shareholder value of the Company, and seeking adequately and fairly to compensate Mr. Reilly in relation to his responsibilities and contributions to the Company and in a manner that is commensurate with compensation paid by comparable companies within the Company's industry. For a discussion of the Company's Employment Agreement with Mr. Reilly, see "Employment Arrangements with Executive Officers" below.

    The Committee took no action during Fiscal 1997 to establish a policy with respect to the payment of compensation to the Company's executive officers of amounts that qualify for tax deductibility under the $1 million limit on deductible compensation under The Omnibus Budget Reconciliation Act of 1993 (the "Tax Act"). During Fiscal 1997 the Company exceeded targeted goals under the EIP, which resulted in certain executives overall compensation being greater than $1 million. Given these results, the Committee intends to formulate a policy regarding the Tax Act to be based upon the overall needs of the Company, taking into account the underlying principles of the Executive Compensation Program and the particular circumstances at issue.

    SUMMARY. The Compensation Committee believes the Executive Compensation Program will ensure the Company's ability to retain, motivate and attract the executive resources required to maximize long-term stockholder returns. The Company's competitive pay philosophy facilitates the employment of talented executives. The emphasis on variable pay and the direct link to both financial and stock performance ties this competitive pay to critical measures of Company performance. In combination, all these elements act in the best interests of the Company's stockholders and are worthy of your support.

                                          The Compensation Committee
                                          Peter G. Diamandis, Chairman
                                          Robert M. Kimmitt
                                          Newton N. Minow

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid in respect of the fiscal year ended December 31, 1997, December 31, 1996, the transition period from July 1, 1995 to December 31, 1995 ("TP95"), and for the fiscal year ended June 30, 1995, to R. Theodore Ammon, Chairman of Big Flower, Edward T. Reilly, Chief Executive Officer of Big Flower, and to each of the other most highly paid executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                                                                       AWARDS
                                                               ANNUAL COMPENSATION              ---------------------
                                                    ------------------------------------------       SECURITIES
                                                                                OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION              PERIOD      SALARY($)    BONUS($)    COMPENSATION ($)   OPTIONS/SARS (#)(1)
-------------------------------------  -----------  -----------  -----------  ----------------  ---------------------

R. Theodore Ammon....................        1997      750,000      799,875              (3)             --
  Chairman of Big Flower                     1996      750,000      339,844              (3)             --
                                             TP95      344,750      114,844              (3)            300,000
                                             1995      643,750      392,600              (3)             --

Edward T. Reilly (4).................        1997      533,333      586,575              (3)            200,000
  President and Chief Executive              1996      375,000      287,000(5)            (3)           200,000
  Officer of Big Flower                      TP95       --           --              --                  --
                                             1995       --           --              --                  --

Mark A. Angelson (4).................        1997      468,750      506,588              (3)             58,300
  Executive Vice President and               1996      315,000      225,000       343,982(6)            150,000
  General Counsel and Secretary of           TP95       --           --              --                  --
  the Board of Big Flower                    1995       --           --              --                  --

Richard L. Ritchie (7)...............        1997      395,641      451,600(8)            (3)           100,000
  Executive Vice President and Chief         1996       --           --              --                  --
  Financial Officer of Big Flower            TP95       --           --              --                  --
                                             1995       --           --              --                  --


                                          ALL OTHER
                                        COMPENSATION
NAME AND PRINCIPAL POSITION                ($)(2)
-------------------------------------  ---------------
R. Theodore Ammon....................         2,400
  Chairman of Big Flower                      2,178
                                             --
                                              2,310
Edward T. Reilly (4).................         2,400
  President and Chief Executive               1,593
  Officer of Big Flower                      --
                                             --
Mark A. Angelson (4).................         2,400
  Executive Vice President and               --
  General Counsel and Secretary of           --
  the Board of Big Flower                    --
Richard L. Ritchie (7)...............         2,400
  Executive Vice President and Chief         --
  Financial Officer of Big Flower            --
                                             --

------------------------

(1) All stock option grants were made pursuant to the Big Flower Holdings, Inc. Restated 1993 Stock Award and Incentive Plan (the "Plan") and are described below under "Options Granted in Fiscal 1997" and "Employment Arrangements with Executive Officers."

(2) Represents amounts contributed to 401(k) plan by the Company on behalf of the Named Executive Officer.

(3) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported under the headings of "Salary" and "Bonus."

(4) The Named Executive Officer began his employment with Big Flower during the fiscal year ended December 31, 1996; therefore, the Named Executive Officer did not receive any compensation from Big Flower prior to that time.

(5) Includes a one-time signing bonus of $37,000 to reimburse Mr. Reilly for certain costs incurred in connection with his leaving his previous position.

(6) Includes relocation costs of $335,862 (including tax gross up).

(7) The Named Executive Officer began his employment with Big Flower in Fiscal 1997; therefore, the Named Executive Officer did not receive any compensation from Big Flower prior to that time.

(8) Includes a lump sum payment of $25,000 for incidental moving expenses.

OPTIONS GRANTED IN FISCAL 1997

    The following table sets forth certain information with respect to options to purchase shares of Common Stock granted to the Named Executive Officers during Fiscal 1997. The Company did not grant any stock appreciation rights to any of the Named Executive Officers and no stock options were exercised by any Named Executive Officer during Fiscal 1997.

                         OPTIONS GRANTED IN FISCAL 1997

                                                            INDIVIDUAL GRANTS
                                           ----------------------------------------------------
                                            NUMBER OF    % OF TOTAL
                                           SECURITIES      OPTIONS                                GRANT DATE VALUE
                                           UNDERLYING    GRANTED TO    EXERCISE OR                   GRANT DATE
                                             OPTIONS    EMPLOYEES IN   BASE PRICE   EXPIRATION        PRESENT
NAME                                       GRANTED(#)    FISCAL 1997    ($/SHARE)      DATE         VALUE($)(1)
-----------------------------------------  -----------  -------------  -----------  -----------  ------------------
Edward T. Reilly (2).....................     100,000         5.62%     $  18.375      4/29/07         1,132,960
Edward T. Reilly (3).....................     100,000         5.62%     $   21.13      4/29/07         1,042,517
Mark A. Angelson (4).....................      58,300         3.27%     $  18.125      3/25/07           652,033
Richard L. Ritchie (5)...................     100,000         5.62%     $   18.00       1/6/07         1,060,717

------------------------

(1) These values were calculated using a Black-Scholes option pricing model. The actual value, if any, that an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the calculations:

    (a) assumed option term of 10 years;

    (b) stock price volatility factor of 0.4123;

    (c) 6.25% annual discount rate;

    (d) no dividend payment; and

    (e) 3% discount to Black-Scholes ratio for each year an option remains unvested.

(2) These options were granted on April 29, 1997 and vest in full on the first anniversary of the date of grant. The exercise price of $18.375 was equal to the Closing Price on the date of the grant. The options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant.

(3) These options were granted on April 29, 1997. 33 1/3% of these options will vest on each anniversary of the date of grant. The exercise price of $21.13 was equal to 115% of the Closing Price on the date of the grant. The options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant.

(4) Mr. Angelson's options were granted on March 25, 1997 and vest in full on the first anniversary of the date of grant. The exercise price of $18.125 was equal to the Closing Price on the date of the grant. The options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant.

(5) Mr. Ritchie's options were granted on January 6, 1997. 25% of these options will vest on each anniversary of the date of grant. The exercise price of $18.00 was equal to the Closing Price on the date of the grant. The options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant.

OPTION VALUES AT END OF FISCAL 1997

    The following table sets forth certain information concerning the number and the value at the end of Fiscal 1997 of unexercised in-the-money options to purchase Common Stock granted to the Named Executive Officers as of the end of Fiscal 1997. No stock appreciation rights have been granted to any of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                           VALUE OF
                                                                              NUMBER OF SECURITIES        UNEXERCISED
                                                                                   UNDERLYING            IN-THE-MONEY
                                                                               UNEXERCISED OPTIONS          OPTIONS
                                                                               AT FISCAL 1997 END     AT FISCAL 1997 END
                                                                                       (#)                    ($)
                                               SHARES                         ---------------------  ---------------------
                                             ACQUIRED ON          VALUE           EXERCISABLE/           EXCERCISABLE/
NAME                                        EXERCISE (#)      REALIZED ($)        UNEXERCISABLE        UNEXERCISABLE (1)
----------------------------------------  -----------------  ---------------  ---------------------  ---------------------
R. Theodore Ammon.......................            -0-               -0-          200,000/100,000     1,625,000/812,500
Edward T. Reilly........................            -0-               -0-           80,000/320,000       910,000/2,239,500
Mark A. Angelson........................            -0-               -0-           37,500/170,800       431,250/1,643,550
Richard L. Ritchie......................            -0-               -0-                0/100,000             0/612,500

------------------------

(1) Based on the closing price of $24.125 of Big Flower's Common Stock on December 31, 1997, the last trading day of Fiscal 1997, less the exercise price payable for such shares.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The following table sets forth annual amounts payable to the Named Executive Officers' upon their retirement under TC Advertising's supplemental executive retirement plan (the "SERP").

                               PENSION PLAN TABLE

                                         YEARS OF SERVICE
               --------------------------------------------------------------------
REMUNERATION       5         10          15          20          25          30
-------------  ---------  ---------  ----------  ----------  ----------  ----------
1$50,000.....  $   7,500  $  15,000  $   22,000  $   30,000  $   37,500  $   45,000
175,000.....       8,750     17,500      26,250      35,000      43,750      52,500
200,000.....      10,000     20,000      30,000      40,000      50,000      60,000
225,000.....      11,250     22,500      33,750      45,000      56,250      67,500
250,000.....      12,500     25,000      37,500      50,000      62,500      75,000
275,000.....      13,750     27,500      41,250      55,000      68,750      82,500
300,000.....      15,000     30,000      45,000      60,000      75,000      90,000
500,000.....      25,000     50,000      75,000     100,000     125,000     150,000
600,000.....      30,000     60,000      90,000     120,000     150,000     180,000
700,000.....      35,000     70,000     105,000     140,000     175,000     210,000
800,000.....      40,000     80,000     120,000     160,000     700,000     240,000
900,000.....      45,000     90,000     135,000     180,000     225,000     270,000

    The compensation covered by the SERP includes the executive's entire annual base salary. Messrs. Ammon, Reilly, Angelson and Ritchie, currently have 4, 2, 2 and 1 year/s of service, respectively. See "Employment Arrangements with Executive Officers" below. Benefits under the SERP are computed by multiplying the participant's average salary for the last five years prior to retirement by a percentage equal to one percent for each year of service up to a maximum of 30 years. Benefits under the SERP are not subject to a deduction for Social Security or other offset amounts.

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

    AMMON EMPLOYMENT AGREEMENT. The Company has entered into an employment agreement with Mr. Ammon, effective November 20, 1995 (as amended to date, the "Ammon Agreement"), pursuant to which Mr. Ammon currently serves as Chairman of the Board of Big Flower and Big Flower Press and served as Chief Executive Officer of Big Flower Press until April 1997. The initial term of the Ammon Agreement is three years, subject to automatic one-year extensions commencing on the second anniversary of the Ammon Agreement, unless either the Company or Mr. Ammon provides specified notice to the contrary. Mr. Ammon is required to devote to the Company the time necessary for the effective conduct of his duties under the Ammon Agreement and is permitted to engage in outside business interests that do not conflict with such duties or otherwise compete with the Company. Under the Ammon Agreement, Mr. Ammon currently receives a base salary of $750,000 per year; an annual bonus targeted at not less than 75% of base salary (assuming bonus targets under the EIP are met); an annual payment of $108,000 with respect to life insurance premiums; and certain fringe benefits, including participation in the SERP. Mr. Ammon was granted an option to purchase 300,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price equal to $16.00 per share and (c) vesting ratably over a three-year period.

    If Mr. Ammon's employment with the Company is terminated other than for "cause" (as defined in the Ammon Agreement), Mr. Ammon will be entitled to receive a supplemental retirement benefit, subject to certain vesting and benefit accrual requirements and subject to being offset by amounts payable under the SERP, of up to 50% of his average compensation (including salary and EIP bonus) for the three full years immediately preceeding the termination of his employment, which benefit would commence at age 60. Mr. Ammon will have the right to terminate the Ammon Agreement in the event of the material breach thereof by the Company or for other "good reason" (as defined in the Ammon Agreement). In such event, or if the Company terminates Mr. Ammon's employment without cause, (i) Mr. Ammon will be entitled generally to receive the salary and bonus otherwise payable to him over the greater of (x) the remaining term of the Ammon Agreement and (y) a period of six months; (ii) all outstanding equity incentive awards (including stock options) would immediately vest; (iii) Mr. Ammon would receive additional service credit for purposes of the supplemental retirement benefit; and (iv) the life insurance and certain fringe benefits would continue during the severance period. Upon the termination of his employment following a "change in control" of the Company (as defined in the Ammon Agreement), Mr. Ammon would (i) be entitled to receive a lump sum amount equal to three times his base salary and bonus, (ii) become vested in all outstanding equity incentive awards, (iii) have the right to receive a cash payment equal to the spread on all outstanding stock options, (iv) receive a lump sum payment with respect to foregone fringe benefits, (v) receive additional service credit for purposes of the supplemental retirement benefit and (vi) be entitled to a payment sufficient to offset the effects of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). During the term of the Ammon Agreement (and, in the event Mr. Ammon terminates his employment other than for good reason or the Company terminates Mr. Ammon's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Ammon will be subject to certain non-competition and non-solicitation requirements.

    REILLY EMPLOYMENT AGREEMENT. The Company has entered into an employment agreement with Mr. Reilly, effective March 29, 1996 (the "Reilly Agreement"), pursuant to which Mr. Reilly serves as President and Chief Executive Officer of the Company and Big Flower Press. The initial term of the Reilly Agreement is three years, subject to automatic one-year extensions commencing on the second anniversary of the Reilly Agreement, unless either the Company or Mr. Reilly provides specified notice to the contrary. Mr. Reilly is required to devote to the Company all of his working time, attention and efforts. Under the Reilly Agreement Mr. Reilly currently receives a base salary of $550,000 per year; an annual bonus targeted at not less than 75% of base salary (assuming bonus targets under the EIP are met); and certain fringe benefits, including participation in the SERP. In connection with his entering into the Reilly Agreement, Mr. Reilly was granted an option to purchase 200,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price of $12.75 per share (the Closing Price on the date of grant), and (c) vesting in installments of 20% each on December 31, 1996, 1997, 1998, and 1999 and the remaining 20% on the fourth anniversary of the Reilly Agreement, provided, that all such options will immediately vest upon the occurrence of a "change in control" of the Company (as defined in the Reilly Agreement). For information regarding options granted to Mr. Reilly in 1997, see "Options Granted in Fiscal 1997" above.

    Mr. Reilly will have the right to terminate the Reilly Agreement in the event of the material breach thereof by the Company or for other "good reason" (as defined in the Reilly Agreement). In such event, or if the Company terminates Mr. Reilly's employment without "cause" (as defined in the Reilly Agreement), (i) Mr. Reilly will be entitled to receive a lump sum amount equal to the sum of (A) two times the sum of (x) his then base salary plus (y) the highest annual performance bonus Mr. Reilly received in the three years preceding such termination of employment, plus (B) the present value of all fringe benefits payable under the remaining term of the Reilly Agreement, (ii) all outstanding equity incentive awards (including stock options) will immediately vest and remain exercisable for a period of one year following the date of such termination (or, if earlier, until the end of the option term), and
(iii) Mr. Reilly would be entitled to receive a payment sufficient to offset the effects of any excise tax imposed under Section 4999 of the Code. During the term of the Reilly Agreement (and, in the event Mr. Reilly terminates his employment other than for good reason or the Company terminates Mr. Reilly's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Reilly will be subject to certain non-competition and non-solicitation requirements.

    ANGELSON EMPLOYMENT AGREEMENT. The Company has entered into an employment agreement with Mr. Angelson, effective March 21, 1996 (the "Angelson Agreement"), pursuant to which Mr. Angelson serves as Executive Vice President and General Counsel and Secretary of the Board of Directors of the Company and Big Flower Press. The initial term of the Angelson Agreement is three years, subject to automatic one-year extensions commencing on the second anniversary of the Angelson Agreement, unless either the Company or Mr. Angelson provides specified notice to the contrary. Mr. Angelson is required to devote to the Company and its affiliates all of his working time, attention and efforts. Under the Angelson Agreement, Mr. Angelson currently receives a base salary of $515,000 per year; an annual bonus targeted at not less than 75% of base salary (assuming bonus targets under the EIP are met); annual premium payments during the term of employment with respect to a $2 million split-dollar life insurance policy owned by Mr. Angelson; and certain fringe benefits, including participation in the SERP. In connection with his entering into the Angelson Agreement, Mr. Angelson was granted an option to purchase 150,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price of $12.625 per share (the Closing Price on the date of grant), and (c) vesting in installments of 10% on December 31, 1996, 15% on the first anniversary of the Angelson Agreement and 25% on each of the next three anniversaries of the Angelson Agreement, provided, that all such options will immediately vest upon the occurrence of a "change in control" of the Company (as defined in the Angelson Agreement). For information regarding options granted to Mr. Angelson in 1997, see "Options Granted in Fiscal 1997" above.

    Mr. Angelson will have the right to terminate the Angelson Agreement in the event of the material breach thereof by the Company or for other "good reason" (as defined in the Angelson Agreement). In such event, or if the Company terminates Mr. Angelson's employment without "cause" (as defined in the Angelson Agreement), (i) Mr. Angelson will be entitled to receive a lump sum amount equal to the sum of (A) two times the sum of (x) his then base salary plus (y) the highest annual performance bonus Mr. Angelson received in the three years preceding such termination of employment, plus (B) the present value of all insurance premium payments and other fringe benefits payable under the remaining term of the Angelson Agreement, (ii) all outstanding equity incentive awards (including stock options) will immediately vest and remain exercisable for a period of one year following the date of such termination (or, if earlier, until the end of the option term), and (iii) Mr. Angelson would be entitled to receive a payment sufficient to offset the effects of any excise tax imposed under
Section 4999 of the Code. During the term of the Angelson Agreement (and, in the event Mr. Angelson terminates his employment other than for good reason or the Company terminates Mr. Angelson's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Angelson will be subject to certain non-competition and non-solicitation requirements.

    RITCHIE EMPLOYMENT ARRANGEMENTS. The Company entered into a letter agreement with Mr. Ritchie on December 13, 1996 (the "Ritchie Agreement"), pursuant to which Mr. Ritchie serves as Executive Vice President and Chief Financial Officer of the Company and Big Flower Press. Mr. Ritchie is required to devote to the Company all of his working time, attention and efforts. In the event that Mr. Ritchie's employment should be terminated by the Company other than for "cause" (as defined in the Executive Severance Agreement discussed below) prior to a "change in control" of the Company (as defined in the Executive Severance Agreement discussed below), Mr. Ritchie will be entitled to a payment equal to one year's base salary. Under the Ritchie Agreement, Mr. Ritchie currently receives a base salary of $425,000 per year; an annual bonus targeted at not less than 75% of base salary (assuming bonus targets under the EIP are met); and certain fringe benefits, including participation in the SERP. In connection with his entering into the Ritchie Agreement, Mr. Ritchie was granted an option to purchase 100,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price of $18.00 per share (the Closing Price on the date of grant), and (c) vesting in installments of 25% on January 6 of each of 1998, 1999, 2000 and 2001, provided that all such options will immediately vest upon the occurrence of a "change in control" of the Company.

    In addition, the Company has entered into a severance agreement with Mr. Ritchie, effective January 6, 1997 (the "Executive Severance Agreement"), which provides that if Mr. Ritchie's employment is terminated by the Company other than for "cause" or by Mr. Ritchie for "good reason" (as defined in the Executive Severance Agreement) following a "change in control" of the Company, Mr. Ritchie will receive a lump sum amount equal to two times the sum of (x) the greater of his annual base salary in effect immediately prior to the termination of employment and his annual base salary in effect immediately prior to the "change in control" and (y) the greater of the target bonus for Mr. Ritchie under the EIP in the year immediately preceding that in which the termination occurs and the average such bonus for the three years immediately preceding the "change in control." In addition, (i) all outstanding stock incentive awards (including stock options) will immediately vest and remain exercisable until at least 90 days following the "change in control," and (ii) Mr. Ritchie would be entitled to two years of continued medical and other insurance benefits. The total amount of benefits payable to Mr. Ritchie would be limited to the extent necessary to preserve the Company's deduction pursuant to Section 280G of the Code.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Not applicable.

                         STOCK PRICE PERFORMANCE GRAPH

    The following graphs compare the cumulative total stockholder returns (assuming reinvestment of dividends) of the Company's Common Stock, the Standard & Poor's 500 Index (the "S&P 500 Index"), and the Standard & Poor's Advertising and Marketing Services Index (the "Advertising and Marketing Index"). The comparisons reflected in the graph are not intended to forecast the future performance of the Company's common stock and may not be indicative of such future performance. The graph assumes $100 invested on November 22, 1995 (the date of the Company's initial public offering) in the Company's common stock and each of the indices.

              COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN*:
           BIG FLOWER VS. S&P 500 AND ADVERTISING AND MARKETING INDEX

                          TOTAL RETURN TO STOCKHOLDERS
                              REINVESTED DIVIDENDS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    TOTAL SHAREHOLDER RETURNS

DOLLARS
                                           BIG FLOWER HOLDINGS INC     S&P 500 INDEX        SERVICE(ADVERTSNG/ MKTG)-500
22Nov95                                                     100.00            100.00                              100.00
Dec95                                                       100.81            103.11                              113.46
Dec96                                                       121.95            126.78                              129.61
Dec97                                                       156.91            169.08                              190.04
YEARS ENDING

* Assumes that the value of the investment in Big Flower common stock and in each index was $100 on November 22, 1995 and that all dividends were reinvested.

    The total percentage return for the Big Flower common stock for Fiscal 1997 was approximately 28.67%. This compares with the total percentage return for such period of 46.63% for the Advertising and Marketing Index and 33.36% for the S&P 500 Index. These percentages assume that all dividends were reinvested.

                              CERTAIN TRANSACTIONS

    From January 1, 1997 until June 20, 1997, the Company paid approximately (x) $5,625,000 in fees to BT Securities Corporation, an affiliate of BT Investment Partners, Inc. ("BTIP"), which until June 20, 1997 was a beneficial owner of more than 5% of the outstanding shares of the Company's capital stock, for advice and underwriting services in connection with certain debt of Big Flower Press and (y) $2,700,000 to Bankers Trust Company, an affiliate of BTIP, in connection with its role as agent and lender under a credit facility for Big Flower Press.

                                  PROPOSAL 2.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

INTRODUCTION

    The Board of Directors has selected Deloitte & Touche LLP ("Deloitte") to be the Company's independent certified public accountants for its fiscal year ended December 31, 1998. Deloitte has acted as Big Flower's independent certified public accountants since its inception and as Big Flower Press' independent certified public accountants since July, 1993.

    Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

    Ratification of the appointment of the independent certified public accountant requires the affirmative vote of a majority in voting power present (in person or by proxy) and entitled to vote at the Meeting. In the event that the Company's stockholders fail to ratify the appointment of Deloitte, the selection of the Company's independent certified public accountants will be submitted to the Company's Board of Directors for reconsideration.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, facsimile or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $6,500, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

    From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1999 Annual Meeting must be received by the Company no later than January 15, 1999, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

    Big Flower's By-Laws currently impose certain additional procedural requirements for submitting stockholder proposals to Annual Meetings of Stockholders. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 3 East 54th Street, New York, New York 10022.

INFORMATION INCORPORATED BY REFERENCE

    The Company hereby incorporates by reference into this Proxy Statement "Item
7. Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997, a copy of which is being provided to stockholders along with this Proxy Statement.

                                          By Order of the Board of Directors

                                                        [LOGO]

                                          Mark A. Angelson
                                          EXECUTIVE VICE PRESIDENT AND
                                          GENERAL COUNSEL AND
                                          SECRETARY OF THE BOARD OF DIRECTORS

New York, New York
May 15, 1998

                             BIG FLOWER HOLDINGS, INC.
                                       PROXY
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mark A. Angelson and Richard L. Ritchie and each of them, with power of substitution, attorneys and proxies to represent and to vote all shares of Common Stock of Big Flower Holdings, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Big Flower Holdings, Inc. to be held on June 23, 1998 at 9:00 a.m. local time, in the thirtieth floor auditorium of Goldman, Sachs & Co., 85 Broad Street, New York, New York, and at any adjournment or postponements thereof.

     Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is confined to the purposes stated in the Notice of the Meeting. This Proxy will, however, convey authority to the persons named herein as proxies to vote in their discretion on other business which may properly be brought before the Meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AND FOR PROPOSAL 2.

(Continued and to be signed on the reverse side.)

                                             BIG FLOWER HOLDINGS, INC.
                                             P.O. BOX 11356
                                             NEW YORK, NY 10203-0356


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF NOMINEES NAMED BELOW AND FOR PROPOSAL 2.

1. Election of Directors      FOR all nominees         WITHHOLD AUTHORITY to vote           *EXCEPTIONS
                              listed below             for all nominees listed below

Nominees: R. Theodore Ammon and Edward T. Reilly

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS"; BOX AND WRITE THAT NOMINEE'S NAME
IN THE SPACE PROVIDED BELOW.)

*Exceptions
            --------------------------------------------------------------------------------------------------------------------

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants, as described in the Proxy Statement.

     FOR       AGAINST        ABSTAIN


                                                If you plan to attend            CHANGE OF ADDRESS AND/
                                                meeting, check here              OR COMMENTS MARK HERE


                                                      This Proxy should bear your signature(s) exactly as your name(s) appear in the label to the left.  When signing as attorney, executor, administrator, personal representative, trustee, guardian or corporate officer, please give full title.  For joint accounts, each joint owner should sign.

                                                      Dated:
                                                            -----------------------------------------------------------------------


                                                      -----------------------------------------------------------------------------
                                                                                        Signature(s)


                                                      -----------------------------------------------------------------------------
                                                                                        Signature(s)

                                                      Votes must be indicated
                                                      (X) in Black or Blue ink.         X

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)
